Overview

(dollars and occupancy at Welltower pro rata ownership; dollars in thousands)

Portfolio Composition(1)			Beds/Unit Mix
	Average Age	Properties	Total		Wellness Housing	Independent Living	Assisted Living	Memory Care	Long-Term/ Post-Acute Care
Seniors Housing Operating	17	1,084	130,101		25,525	45,795	41,220	16,931	630
Seniors Housing Triple-net	19	312	23,544		—	4,126	11,468	7,543	407
Outpatient Medical	19	447	26,660,083	(2)	n/a	n/a	n/a	n/a	n/a
Long-Term/Post-Acute Care	32	294	37,515		—	—	1,022	—	36,493
Total	20	2,137

NOI Performance	Same Store(3)				In-Place Portfolio(4)
	Properties	3Q23 NOI	3Q24 NOI	% Change	Properties	Annualized In-Place NOI	% of Total
Seniors Housing Operating	620	$226,714	$278,849	23.0%	1,007	$1,612,952	57.0%
Seniors Housing Triple-net	272	72,412	76,591	5.8%	294	339,640	12.0%
Outpatient Medical	412	125,068	127,766	2.2%	426	543,176	19.2%
Long-Term/Post-Acute Care	186	56,255	57,922	3.0%	280	332,136	11.8%
Total	1,490	$480,449	$541,128	12.6%	2,007	$2,827,904	100.0%

Portfolio Performance				Facility Revenue Mix
Stable Portfolio(5)	Occupancy	EBITDAR Coverage(6)	EBITDARM Coverage(6)	Private Pay	Medicaid	Medicare	Other Government(7)
Seniors Housing Operating	84.3%	n/a	n/a	96.8%	1.6%	0.4%	1.2%
Seniors Housing Triple-net	82.8%	1.09	1.28	89.1%	1.8%	0.2%	8.9%
Outpatient Medical	94.4%	n/a	n/a	100.0%	—	—	—
Long-Term/Post-Acute Care (8)	81.7%	1.74	2.13	24.3%	47.6%	28.1%	—%
Total		1.35	1.63	92.6%	4.0%	1.9%	1.5%
Notes:
(1) Includes land parcels and properties under development.
(2) Indicates the total square footage of Outpatient Medical properties.
(3) See pages 18 and 19 for reconciliation.
(4) Excludes land parcels, loans, developments and investments held for sale. See page 18 for reconciliation.
(5) Data as of September 30, 2024 for Seniors Housing Operating and Outpatient Medical and June 30, 2024 for remaining asset types.
(6) Represents trailing twelve month coverage metrics.
(7) Represents various federal and local reimbursement programs in the United Kingdom and Canada.
(8) Long-Term/Post Acute Care coverage now includes 120 properties leased to Integra Healthcare Properties with EBITDAR and EBITDARM coverage of 1.87x and 2.30x, respectively, on a trailing twelve month basis as of June 30, 2024. Excluding these properties, Long-Term/Post-Acute Care EBITDAR and EBITDARM coverage is 1.49x and 1.80x, respectively, on a trailing twelve month basis as of June 30, 2024.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
In-Place NOI Diversification(1)
By Partner:	Total Properties	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term/ Post-Acute Care	Total	% of Total
Cogir Management Corporation	125	$233,728	$—	$—	$—	$233,728	8.3%
Sunrise Senior Living	93	179,236	—	—	—	179,236	6.3%
Avery Healthcare	92	82,908	72,800	—	—	155,708	5.5%
Integra Healthcare Properties	139	—	—	—	149,988	149,988	5.3%
Oakmont Management Group	65	136,764	—	—	—	136,764	4.8%
StoryPoint Senior Living	98	110,676	—	—	—	110,676	3.9%
Sagora Senior Living	59	61,556	25,804	—	—	87,360	3.1%
Aspire Healthcare	53	—	—	—	85,048	85,048	3.0%
Belmont Village	21	78,440	—	—	—	78,440	2.8%
Legend Senior Living	47	69,804	—	—	1,248	71,052	2.5%
Remaining	1,215	659,840	241,036	543,176	95,852	1,539,904	54.5%
Total	2,007	$1,612,952	$339,640	$543,176	$332,136	$2,827,904	100.0%

By Country:
United States	1,736	$1,276,720	$251,724	$543,176	$325,396	$2,397,016	84.8%
United Kingdom	137	135,416	84,640	—	—	220,056	7.8%
Canada	134	200,816	3,276	—	6,740	210,832	7.4%
Total	2,007	$1,612,952	$339,640	$543,176	$332,136	$2,827,904	100.0%

By MSA:
Los Angeles	73	$93,572	$20,696	$40,768	$1,332	$156,368	5.5%
New York / New Jersey	82	66,496	15,996	38,420	3,356	124,268	4.4%
Dallas	75	63,844	6,724	30,196	4,556	105,320	3.7%
Greater London	49	77,904	18,044	—	—	95,948	3.4%
Washington D.C.	42	41,260	6,648	11,932	18,784	78,624	2.8%
Houston	40	12,376	3,632	55,944	—	71,952	2.5%
Philadelphia	49	16,420	5,492	20,104	24,692	66,708	2.4%
Chicago	49	43,760	6,428	9,452	6,000	65,640	2.3%
Montréal	25	65,132	—	—	—	65,132	2.3%
San Francisco	24	39,260	10,836	888	2,424	53,408	1.9%
Charlotte	30	15,204	10,040	24,444	—	49,688	1.8%
Seattle	27	26,428	1,144	15,608	1,916	45,096	1.6%
Raleigh	13	9,100	30,368	3,180	—	42,648	1.5%
San Diego	19	19,236	7,304	10,324	3,028	39,892	1.4%
Boston	21	30,016	5,412	2,412	—	37,840	1.3%
Minneapolis	23	22,120	948	13,304	—	36,372	1.3%
Tampa	38	(604)	2,220	6,052	28,048	35,716	1.3%
Detroit	29	22,244	2,488	5,120	4,380	34,232	1.2%
Miami	41	3,536	1,416	14,748	13,816	33,516	1.2%
Baltimore	16	5,504	1,776	13,108	11,900	32,288	1.1%
Remaining	1,242	940,144	182,028	227,172	207,904	1,557,248	55.1%
Total	2,007	$1,612,952	$339,640	$543,176	$332,136	$2,827,904	100.0%

Notes:
(1) Represents current quarter annualized In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars, units and occupancy at Welltower pro rata ownership; dollars in thousands)
Seniors Housing Operating

Total Portfolio Performance(1)	3Q23	4Q23	1Q24	2Q24	3Q24
Properties	883	915	935	947	1,029
Units	90,953	99,387	101,395	105,076	114,213
Total occupancy	80.7%	82.2%	82.5%	82.8%	83.8%
Total revenues	$1,221,753	$1,287,666	$1,386,818	$1,453,891	$1,572,923
Operating expenses	933,463	982,077	1,034,982	1,066,391	1,167,375
NOI	$288,290	$305,589	$351,836	$387,500	$405,548
NOI margin	23.6%	23.7%	25.4%	26.7%	25.8%
Recurring cap-ex	$31,685	$49,297	$37,104	$56,151	$66,515
Other cap-ex	$68,281	$85,506	$70,428	$82,217	$129,242

Same Store Performance(2)	3Q23	4Q23	1Q24	2Q24	3Q24
Properties	620	620	620	620	620
Units	64,753	64,754	64,769	64,763	64,761
Occupancy	82.8%	84.1%	84.1%	84.7%	85.9%
Same store revenues	$966,636	$984,967	$1,012,161	$1,025,805	$1,052,869
Compensation	439,099	448,281	448,200	450,198	461,698
Utilities	47,995	43,915	47,438	40,446	47,381
Food	36,696	38,220	38,154	37,787	39,651
Repairs and maintenance	27,974	27,681	26,717	26,840	27,900
Property taxes	33,827	32,397	34,607	35,502	33,646
All other	154,331	158,494	156,737	159,437	163,744
Same store operating expenses	739,922	748,988	751,853	750,210	774,020
Same store NOI	$226,714	$235,979	$260,308	$275,595	$278,849
Same store NOI margin %	23.5%	24.0%	25.7%	26.9%	26.5%
Year over year NOI growth rate					23.0%
Year over year revenue growth rate					8.9%

Partners(3)	Properties	Pro Rata Units	Welltower Ownership %(4)	Top Markets	3Q24 NOI	% of Total
Cogir Management Corporation	125	19,521	95.1%	Southern California	$34,920	8.6%
Sunrise Senior Living	93	8,281	94.4%	Northern California	26,715	6.6%
Oakmont Management Group	65	6,702	100.0%	Greater London	19,792	4.9%
StoryPoint Senior Living	98	10,637	100.0%	Montreal	17,421	4.3%
Avery Healthcare	42	3,285	96.8%	New York / New Jersey	16,477	4.1%
Belmont Village	21	2,804	95.0%	Dallas	15,753	3.9%
Legend Senior Living	46	3,825	94.1%	Chicago	10,777	2.7%
Sagora Senior Living	43	5,579	99.6%	Toronto	7,950	2.0%
Care UK	29	2,056	100.0%	Boston	5,395	1.3%
Discovery Senior Living	36	5,012	99.3%	Washington D.C.	5,159	1.3%
Axis Residential	20	3,045	100.0%	Top markets	160,359	39.7%
Quality Senior Living	26	2,950	100.0%	All other	245,189	60.3%
Brandywine Living	29	2,722	100.0%	Total	$405,548	100.0%
New Perspective Senior Living	19	2,184	99.7%
Remaining	315	33,586
Total	1,007	112,189
Notes:
(1) Properties, units and occupancy exclude land parcels and properties under development.
(2) See pages 18 and 19 for reconciliation.
(3) Represents partner concentration based on annualized In-Place NOI for the quarter ended September 30, 2024. Property count and pro rata units represent the In-Place portfolio.
(4) Welltower ownership percentage weighted based on In-Place NOI. See page 18 for reconciliation.

Portfolio

(dollars in thousands at Welltower pro rata ownership)
Payment Coverage Stratification
	EBITDARM Coverage(1)					EBITDAR Coverage(1)
% of In-Place NOI	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases	Seniors Housing Triple-net	Long-Term/ Post- Acute Care	Total	Weighted Average Maturity	Number of Leases
<.85x	0.3%	—%	0.3%	9	2	0.3%	—%	0.3%	9	2
.85x-.95x	—%	—%	—%	—	—	1.1%	0.4%	1.5%	7	3
.95x-1.05x	—%	—%	—%	—	—	2.3%	0.8%	3.1%	8	5
1.05x-1.15x	1.5%	0.4%	1.9%	7	4	1.3%	—%	1.3%	10	2
1.15x-1.25x	1.6%	0.8%	2.4%	8	2	4.9%	—%	4.9%	8	4
1.25x-1.35x	1.7%	—%	1.7%	10	3	—%	—%	—%	3	1
>1.35	5.1%	5.7%	10.8%	13	16	0.3%	5.7%	6.0%	17	10
Total	10.2%	6.9%	17.1%	11	27	10.2%	6.9%	17.1%	11	27

Revenue and Lease Maturity(2)
	Rental Income
Year	Seniors Housing Triple-net	Outpatient Medical	Long-Term / Post-Acute Care	Interest Income	Total Revenues	% of Total
2024	$—	$29,752	$—	$3,579	$33,331	2.2%
2025	5,837	37,327	720	18,453	62,337	4.2%
2026	3,296	41,487	9,334	60,772	114,889	7.7%
2027	—	47,584	1,259	57,872	106,715	7.2%
2028	—	45,045	6,566	102,719	154,330	10.4%
2029	1,083	46,779	—	3,359	51,221	3.4%
2030	12,100	40,819	29,297	139	82,355	5.5%
2031	6,571	47,104	4,503	222	58,400	3.9%
2032	94,808	50,411	—	339	145,558	9.8%
2033	58,464	32,338	1,019	—	91,821	6.2%
Thereafter	129,685	169,925	282,465	1,663	583,738	39.5%
	$311,844	$588,571	$335,163	$249,117	$1,484,695	100.0%

Weighted Avg Maturity Years	10	7	14	3	9

Notes:
(1) Represents trailing twelve month coverage metrics as of June 30, 2024 for stable portfolio only. Agreements included represent 72% of total Seniors Housing Triple-net and Long-Term/Post-Acute Care In-Place NOI. See page 18 for a reconciliation. Agreements with mixed units use the predominant type based on investment balance.
(2) Excludes all land parcels, developments and investments classified as held for sale, as well as Seniors Housing Triple-net and Long-Term / Post-Acute Care leases accounted for on a cash basis where substantially all contractual rental income during the most recent period was not collected. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Interest income represents contractual rate of interest for loans, net of collectability reserves if applicable.

Portfolio

(dollars, square feet and occupancy at Welltower pro rata ownership; dollars in thousands except per square feet)
Outpatient Medical
Total Portfolio Performance(1)	3Q23	4Q23	1Q24	2Q24	3Q24
Properties	422	426	427	425	426
Square feet	20,748,969	21,043,557	21,148,949	21,208,417	21,320,290
Occupancy	94.5%	94.5%	94.2%	94.2%	94.4%
Total revenues	$195,136	$192,822	$203,849	$202,352	$209,602
Operating expenses	63,831	55,060	65,162	63,440	64,795
NOI	$131,305	$137,762	$138,687	$138,912	$144,807
NOI margin	67.3%	71.4%	68.0%	68.6%	69.1%
Revenues per square foot	$37.62	$36.65	$38.55	$38.16	$39.32
NOI per square foot	$25.31	$26.19	$26.23	$26.20	$27.17
Recurring cap-ex	$18,340	$21,106	$14,512	$11,098	$14,382
Other cap-ex	$8,545	$10,151	$7,826	$14,389	$10,649

Same Store Performance(2)	3Q23	4Q23	1Q24	2Q24	3Q24
Properties	412	412	412	412	412
Occupancy	94.9%	94.8%	94.4%	94.4%	94.5%
Same store revenues	$186,092	$179,708	$188,597	$186,714	$189,196
Same store operating expenses	61,024	53,089	62,244	60,380	61,430
Same store NOI	$125,068	$126,619	$126,353	$126,334	$127,766
NOI margin	67.2%	70.5%	67.0%	67.7%	67.5%
Year over year NOI growth rate					2.2%

Portfolio Diversification by Tenant(3)	Rental Income	% of Total	Quality Indicators
Kelsey-Seybold	$52,616	8.9%	Health system affiliated properties as % of NOI(3)	89.7%
UnitedHealth	18,534	3.1%	Health system affiliated tenants as % of rental income(3)	61.6%
Novant Health	17,701	3.0%	Investment grade tenants as % of rental income(3)	57.4%
Providence Health & Services	17,013	2.9%	Retention (trailing twelve months)(3)	93.4%
Common Spirit Health	16,011	2.7%	In-house managed properties as % of square feet(3,4)	86.7%
Remaining portfolio	466,696	79.4%	Average remaining lease term (years)(3)	7.0
Total	$588,571	100.0%	Average building size (square feet)(3)	60,418
			Average age (years)	19

Expirations(3)	2024	2025	2026	2027	2028	Thereafter
Occupied square feet	1,017,915	1,193,562	1,468,348	1,575,967	1,588,562	13,291,805
% of occupied square feet	5.1%	5.9%	7.3%	7.8%	7.9%	66.0%

Notes:
(1) Property count, occupancy, square feet and per square foot metrics exclude properties under development and all land parcels. Per square foot amounts are annualized.
(2) Includes 412 same store properties representing 20,294,678 square feet. See pages 18 and 19 for reconciliation.
(3) Excludes all land parcels, developments and investments held for sale. Rental income represents annualized cash base rent for effective lease agreements. The amounts are derived from the current contracted monthly cash base rent, net of collectability reserves, if applicable. Rental income does not include common area maintenance charges, the amortization of above/below market lease intangibles or other non cash income. Retention includes month-to-month tenants retained.
(4) Excludes tenant managed properties.

Investment

(dollars in thousands at Welltower pro rata ownership)
Relationship Investment History

Detail of Acquisitions/JVs(1)
	2020	2021	2022	2023	1Q24	2Q24	3Q24	20-24 Total
Count	12	35	27	52	3	12	18	159
Total	$910,217	$4,101,534	$2,785,739	$4,222,706	$61,034	$937,122	$2,150,572	$15,168,924
Low	6,201	5,000	6,485	2,950	6,786	15,923	16,669	2,950
Median	48,490	45,157	66,074	65,134	23,753	34,725	50,469	48,104
High	235,387	1,576,642	389,149	644,443	30,495	374,281	577,477	1,576,642

Investment Timing
	Acquisitions and Loan Funding(2)	Yield	Construction Conversions(3)	Year 1 Yield	Dispositions and Loan Repayments	Yield
July	$297,730	4.3%	$7,424	2.5%	$21,245	7.4%
August	792,895	5.7%	120,845	2.2%	31,078	7.8%
September	1,123,446	7.9%	165,258	(1.0)%	331,239	6.1%
Total	$2,214,071	6.7%	$293,527	0.4%	$383,562	6.3%

Notes:
(1) Includes non-yielding asset acquisitions.
(2) Includes advances for non-real estate loans. Excludes land acquisitions and advances for development loans.
(3) Includes expansion conversions.

Investment

(dollars in thousands at Welltower pro rata ownership, except per bed / unit / square foot)
Gross Investment Activity

	Third Quarter 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	37	5,036	units	$241,835	$1,217,302
Seniors Housing Triple-net	3	186	units	299,957	355,793
Long-Term/Post-Acute Care					577,477
Loan funding					63,499
Total acquisitions and loan funding(2)	40				2,214,071	6.7%

Development Funding(3)
Development projects:
Seniors Housing Operating	35	6,133	units		123,537
Outpatient Medical	12	858,214	sf		73,437
Total development projects	47				196,974
Redevelopment and expansion projects:
Seniors Housing Operating	3	521	units		5,276
Outpatient Medical					1,138
Total redevelopment and expansion projects	3				6,414

Total development funding	50				203,388	6.8%

Total gross investments					2,417,459	6.6%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	2	202	units	67,327	12,770
Seniors Housing Triple-net					75,000
Long-Term/Post-Acute Care					144,369
Loan repayments					151,423
Total dispositions and loan repayments(5)	2				383,562	6.3%

Net investments (dispositions)					$2,033,897

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands, except per bed / unit / square foot, at Welltower pro rata ownership)
Gross Investment Activity

	Year-To-Date 2024
	Properties	Beds / Units / Square Feet		Investment Per Bed / Unit / SqFt	Pro Rata Amount	Yield
Acquisitions and Loan Funding(1)
Seniors Housing Operating	53	7,031	units	$244,610	$2,093,555
Seniors Housing Triple-net	5	296	units	298,446	388,341
Outpatient Medical	1	103,652	sf	439	45,555
Long-Term/Post-Acute Care	2	412	beds	106,311	621,277
Loan funding					696,702
Total acquisitions and loan funding(2)	61				3,845,430	7.0%

Development Funding(3)
Development projects:
Seniors Housing Operating	40	6,956	units		433,192
Outpatient Medical	15	1,270,329	sf		239,568
Total development projects	55				672,760
Redevelopment and expansion projects:
Seniors Housing Operating	4	542	units		17,771
Outpatient Medical	2	36,332	sf		5,592
Total redevelopment and expansion projects	6				23,363

Total development funding	61				696,123	7.0%

Total gross investments					4,541,553	7.0%

Dispositions and Loan Repayments(4)
Seniors Housing Operating	27	3,154	units	236,526	446,560
Seniors Housing Triple-net					75,000
Outpatient Medical	4	304,881	sf	375	55,799
Long-Term/Post-Acute Care	1	160	beds	137,500	166,369
Loan repayments					325,316
Total dispositions and loan repayments(5)	32				1,069,044	5.9%

Net investments (dispositions)					$3,472,509

Notes:
(1) Acquisitions represent purchase price excluding accounting adjustments pursuant to U.S. GAAP for all consolidated and unconsolidated property acquisitions and pro rata amounts include joint venture real estate loans receivable. Loan advances represent cash funded for real estate and non-real estate loans receivable, excluding development loans. Includes acquisition of additional ownership interest in properties which are excluded from property, unit and per unit metrics.
(2) Acquisition yields represents annualized contractual or projected cash rent/NOI to be generated divided by investment amount, excluding land parcels. Loan funding yield represents annualized contractual interest divided by investment amount.
(3) Amounts represent cash funded and capitalized interest for all developments/expansions including construction in progress, loans and in substance real estate. Yield represents projected annualized cash rent/NOI to be generated upon conversion/stabilization divided by commitment amount.
(4) Amounts represent proceeds received for loan repayments and consolidated and unconsolidated property sales. Includes disposition of partial ownership interest in properties which are excluded from property, unit and per unit metrics.
(5) Yield represents annualized cash rent/interest/NOI that was being generated pre-disposition divided by proceeds. Pro rata amounts include joint venture real estate loans receivable.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Summary(1)
	Unit Mix
Facility MSA	Total	Wellness Housing	Independent Living	Assisted Living	Memory Care	Commitment Amount	Future Funding	Estimated Conversion(2)

Seniors Housing Operating
Boston, MA	159	—	81	38	40	$157,758	$13,942	4Q24
Washington D.C.	298	—	184	89	25	156,499	11,793	3Q24 - 4Q24
Miami, FL	93	—	—	39	54	69,299	5,858	4Q24
Sacramento, CA	100	—	—	70	30	47,623	7,071	4Q24
Hartford, CT	128	128	—	—	—	22,081	—	4Q24
Hartford, CT	122	122	—	—	—	20,689	—	4Q24
San Jose, CA	685	509	—	143	33	175,381	3,786	1Q25
Tampa, FL	206	206	—	—	—	49,325	4,318	4Q24 - 1Q25
Kansas City, MO	134	134	—	—	—	21,007	—	1Q25
Little Rock, AR	283	283	—	—	—	14,823	1,667	4Q24 - 1Q25
Cambridge, UK	70	—	—	45	25	9,172	1,871	1Q25
Washington D.C.	137	—	53	47	37	130,331	25,221	2Q25
Columbus, OH	409	409	—	—	—	82,069	20,567	2Q25
Sherman, TX	237	237	—	—	—	74,846	17,084	3Q24 - 2Q25
Kansas City, MO	263	263	—	—	—	70,864	12,455	2Q25
Dallas, TX	201	201	—	—	—	65,655	45,684	1Q25 - 2Q25
Naples, FL	188	188	—	—	—	52,343	12,460	1Q25 - 2Q25
Phoenix, AZ	110	110	—	—	—	39,705	7,809	1Q25 - 2Q25
Houston, TX	80	80	—	—	—	22,424	14,700	1Q25 - 2Q25
Dallas, TX	43	43	—	—	—	11,514	8,221	1Q25 - 2Q25
London, UK	62	—	—	40	22	8,903	3,802	3Q25
Chattanooga, TN	243	243	—	—	—	61,587	38,568	4Q24 - 4Q25
Brighton and Hove, UK	70	—	—	45	25	11,023	5,534	4Q25
Killeen, TX	256	256	—	—	—	68,241	36,233	4Q23 - 1Q26
Dallas, TX	141	141	—	—	—	46,344	31,599	4Q24 - 1Q26
Birmingham, UK	77	—	—	18	59	18,375	13,227	1Q26
Dallas, TX	230	230	—	—	—	84,674	57,926	2Q25 - 3Q26
San Jose, CA	158	—	—	158	—	61,929	28,905	3Q26
Tallahassee, FL	206	206	—	—	—	48,086	41,698	3Q25 - 3Q26
Atlanta, GA	192	192	—	—	—	47,069	42,154	1Q25 - 4Q26
Various(3)	271	76	195	—	—	28,569	5,070	1Q24 - 4Q24
Subtotal	5,852	4,257	513	732	350	1,778,208	519,223

Outpatient Medical			Rentable Square Ft	Preleased %	Health System Affiliation	Commitment Amount	Future Funding	Estimated Conversion
Houston, TX			135,255	100%	Yes	86,559	22,142	4Q24
Houston, TX			111,803	100%	Yes	78,282	19,365	4Q24
Houston, TX			36,248	100%	Yes	32,991	7,063	4Q24
Houston, TX			50,323	100%	Yes	30,156	5,030	4Q24
Dallas, TX			12,000	100%	Yes	6,330	1,524	4Q24
Houston, TX			51,134	100%	Yes	28,723	4,833	1Q25
Durango, CO			33,290	100%	Yes	24,112	10,009	4Q24 - 1Q25
Houston, TX			116,000	100%	Yes	76,800	38,124	2Q25
Oklahoma City, OK			47,636	100%	Yes	40,543	15,902	2Q25
Dallas, TX			143,046	82.2%	Yes	58,362	43,988	3Q25
Waco, TX			12,324	100%	Yes	7,846	6,059	3Q25
Subtotal			749,059			470,704	174,039

Total Development Projects						$2,248,912	$693,262

(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) but excludes expansion projects. Commitment amount represents current cash amount funded plus unfunded commitments to complete development, but excludes capitalized interest.
(2) Estimated conversion ranges relate to projects to be delivered in phases.
(3) Includes two redevelopment projects.

Investment

(dollars in thousands at Welltower pro rata ownership)
Development Funding Projections(1)
				Projected Future Funding
	Projects	Beds / Units / Square Feet	Stable Yields(2)	2024 Funding	Funding Thereafter	Total Unfunded Commitments	Committed Balances
Seniors Housing Operating	32	5,852	7.3%	$153,713	$365,510	$519,223	$1,778,208
Outpatient Medical	11	749,059	6.5%	93,066	80,973	174,039	470,704
Total	43		7.1%	$246,779	$446,483	$693,262	$2,248,912

Development Project Conversion Estimates(1)
Quarterly Conversions				Annual Conversions
	Amount	Year 1 Yields(2)	Stable Yields(2)		Amount	Year 1 Yields(2)	Stable Yields(2)
1Q24 actual	$162,557	3.7%	6.6%	2024 actual	$654,277	1.9%	7.0%
2Q24 actual	198,193	2.5%	6.7%	2024 estimate	736,836	1.6%	7.8%
3Q24 actual	293,527	0.4%	7.4%	2025 estimate	1,137,358	2.2%	6.8%
4Q24 estimate	736,836	1.6%	7.8%	2026 estimate	374,718	1.1%	6.9%
1Q25 estimate	322,543	5.1%	6.9%	Total	$2,903,189	1.8%	7.1%
2Q25 estimate	667,094	1.2%	6.7%
3Q25 estimate	75,111	1.4%	7.4%
4Q25 estimate	72,610	(0.7)%	7.2%
1Q26 estimate	132,960	0.5%	7.9%
3Q26 estimate	194,689	1.8%	6.1%
4Q26 estimate	47,069	(0.1)%	7.1%
Total	$2,903,189	1.8%	7.1%

Unstabilized Properties
	06/30/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	09/30/2024 Properties	Beds / Units
Seniors Housing Operating	46	(1)	5	5	55	7,787
Seniors Housing Triple-net	8	(1)	—	(3)	4	453
Total	54	(2)	5	2	59	8,240

Occupancy	06/30/2024 Properties	Stabilizations	Construction Conversions(3)	Acquisitions/ Dispositions	Progressions	09/30/2024 Properties
0% - 50%	15	—	5	2	(4)	18
50% - 70%	21	(2)	—	—	2	21
70% +	18	—	—	—	2	20
Total	54	(2)	5	2	—	59

Occupancy	09/30/2024 Properties	Months In Operation	Revenues	% of Total Revenues(4)	Gross Investment Balance	% of Total Gross Investment
0% - 50%	18	12	$66,474	0.8%	$729,488	1.4%
50% - 70%	21	31	211,677	2.5%	984,640	1.9%
70% +	20	31	266,751	3.2%	976,588	1.9%
Total	59	21	$544,902	6.5%	$2,690,716	5.2%

Notes:
(1) Includes development and redevelopment projects (construction in progress, development loans and in substance real estate) and excludes expansion projects. Projects expected to be delivered in phases over multiple quarters are reflected in the last quarter.
(2) Actual yields may vary.
(3) Includes expansion and development loan conversions.
(4) Percent of total revenues based on current quarter annualized pro rata total revenues on page 12.

Financial

(dollars in thousands at Welltower pro rata ownership)
Components of NAV

Stabilized NOI		Pro rata beds/units/square feet
Seniors Housing Operating(1)	$1,612,952	112,189	units
Seniors Housing Triple-net	339,640	20,847	units
Outpatient Medical	543,176	21,476,752	square feet
Long-Term/Post-Acute Care	332,136	33,755	beds
Total In-Place NOI(2)	2,827,904
Incremental stabilized NOI(3)	132,660
Total stabilized NOI	$2,960,564

Obligations
Lines of credit and commercial paper(4)	$—
Senior unsecured notes(4)	13,443,735
Secured debt(4)	3,404,813
Financing lease liabilities	95,894
Total debt	$16,944,442
Add (Subtract):
Other liabilities (assets), net(5)	$760,473
Cash and cash equivalents and restricted cash	(3,824,350)
Net obligations	$13,880,565

Other Assets
Land parcels(6)	$291,204	Effective Interest Rate(9)
Real estate loans receivable(7)	2,691,196	10.7%
Non-real estate loans receivable(8)	212,884	10.0%
Joint venture real estate loans receivables(10)	278,950	5.7%
Property dispositions(11)	789,875
Development properties:(12)
Current balance	1,555,650
Unfunded commitments	693,262
Committed balances	$2,248,912
Projected yield	7.1%
Projected NOI	$159,673

Common Shares Outstanding(13)	620,253
Notes:
(1) Includes $2,500,000 attributable to our proportional share of income (loss) from unconsolidated management company investments.
(2) See page 18 for reconciliation.
(3) Represents incremental NOI from Seniors Housing Operating unstabilized properties.
(4) Represents principal amounts due and do not include unamortized premiums/discounts, deferred loan expenses or other fair value adjustments as reflected on the balance sheet. Includes $732,157,000 of foreign secured debt.
(5) Includes liabilities / (assets) that impact cash or NOI and excludes non-real estate loans and non-cash items such straight-line rent receivable, unearned revenues, intangible assets and above/below market lease intangibles.
(6) Includes land parcels and predevelopment projects.
(7) Represents $2,717,729,000 of real estate loans, excluding development loans and including certain in substance real estate developments and held to maturity debt securities, and net of $26,533,000 of credit allowances.
(8) Represents $239,726,000 of non-real estate loans, net of $26,842,000 of credit allowances.
(9) Average cash-pay interest rates are 7.0%, 1.2% and 5.7% for real estate, non-real estate loans and joint venture real estate loans, respectively. Rates exclude non-accrual/interest-free loans.
(10) Represents our partners' share of Welltower loans made to select joint ventures secured by the joint venture owned properties.
(11) Represents proceeds from expected property dispositions in the next twelve months including properties subject to sales-type leases expected to be sold to tenants.
(12) See pages 9-10. Includes expansion projects. Includes partial conversions to date.
(13) Includes OP Units and DownREIT Units.

Financial

(dollars in thousands at Welltower pro rata ownership)
Net Operating Income(1)
	3Q23	4Q23	1Q24	2Q24	3Q24
Revenues:
Seniors Housing Operating
Resident fees and services	$1,216,368	$1,280,154	$1,379,295	$1,435,064	$1,554,263
Interest income	1,928	2,968	4,716	15,748	15,966
Other income	3,457	4,544	2,807	3,079	2,694
Total revenues	1,221,753	1,287,666	1,386,818	1,453,891	1,572,923

Seniors Housing Triple-net
Rental income	110,705	115,615	110,967	30,113	115,763
Interest income	33,523	36,150	35,478	34,594	35,542
Other income	1,168	924	955	1,032	773
Total revenues	145,396	152,689	147,400	65,739	152,078

Outpatient Medical
Rental income	192,732	190,211	200,593	198,924	206,709
Interest income	98	382	852	848	852
Other income	2,306	2,229	2,404	2,580	2,041
Total revenues	195,136	192,822	203,849	202,352	209,602

Long-Term/Post-Acute Care
Rental income	77,516	96,146	104,046	104,312	105,234
Interest income	10,981	15,784	15,823	16,034	20,382
Other income	315	6	244	43	201
Total revenues	88,812	111,936	120,113	120,389	125,817

Corporate
Other income	33,802	30,021	28,729	31,873	43,653
Total revenues	33,802	30,021	28,729	31,873	43,653

Total
Rental income	380,953	401,972	415,606	333,349	427,706
Resident fees and services	1,216,368	1,280,154	1,379,295	1,435,064	1,554,263
Interest Income	46,530	55,284	56,869	67,224	72,742
Other Income	41,048	37,724	35,139	38,607	49,362
Total revenues	1,684,899	1,775,134	1,886,909	1,874,244	2,104,073

Property operating expenses:
Seniors Housing Operating	933,463	982,077	1,034,982	1,066,391	1,167,375
Seniors Housing Triple-net	7,849	6,662	7,559	7,231	6,103
Outpatient Medical	63,831	55,060	65,162	63,440	64,795
Long-Term/Post-Acute Care	2,386	3,298	3,448	3,458	3,436
Corporate	3,980	5,957	3,636	4,713	4,691
Total property operating expenses	1,011,509	1,053,054	1,114,787	1,145,233	1,246,400

Net operating income:
Seniors Housing Operating	288,290	305,589	351,836	387,500	405,548
Seniors Housing Triple-net	137,547	146,027	139,841	58,508	145,975
Outpatient Medical	131,305	137,762	138,687	138,912	144,807
Long-Term/Post-Acute Care	86,426	108,638	116,665	116,931	122,381
Corporate	29,822	24,064	25,093	27,160	38,962
Net operating income	$673,390	$722,080	$772,122	$729,011	$857,673
Note:
(1) Please see discussion of Supplemental Reporting Measures on page 17. Includes amounts from investments sold or held for sale. NOI related to DownREITs included at 100%.

Financial

(dollars in thousands)
Leverage and EBITDA Reconciliations(1)
	Twelve Months Ended		Three Months Ended
	September 30, 2024		September 30, 2024
Net income (loss)	$937,544		$456,800
Interest expense	574,366		139,050
Income tax expense (benefit)	(2,182)		(4,706)
Depreciation and amortization	1,532,417		403,779
EBITDA	3,042,145		994,923
Loss (income) from unconsolidated entities	8,933		4,038
Stock-based compensation	69,542		39,756
Loss (gain) on extinguishment of debt, net	2,130		419
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(441,633)		(272,266)
Impairment of assets	84,140		23,421
Provision for loan losses, net	12,887		4,193
Loss (gain) on derivatives and financial instruments, net	(26,000)		(9,906)
Other expenses	119,361		20,239
Casualty losses, net of recoveries	8,373		3,224
Other impairment(2)	102,007		—
Total adjustments	(60,260)		(186,882)
Adjusted EBITDA	$2,981,885		$808,041

Interest Coverage Ratios
Interest expense	$574,366		$139,050
Capitalized interest	58,502		15,668
Non-cash interest expense	(33,116)		(9,008)
Total interest	$599,752		$145,710
EBITDA	$3,042,145		$994,923
Interest coverage ratio	5.07	x	6.83	x
Adjusted EBITDA	$2,981,885		$808,041
Adjusted Interest coverage ratio	4.97	x	5.55	x

Fixed Charge Coverage Ratios
Total interest	$599,752		$145,710
Secured debt principal amortization	44,841		10,417
Total fixed charges	$644,593		$156,127
EBITDA	$3,042,145		$994,923
Fixed charge coverage ratio	4.72	x	6.37	x
Adjusted EBITDA	$2,981,885		$808,041
Adjusted Fixed charge coverage ratio	4.63	x	5.18	x

Net Debt to EBITDA Ratios
Total debt(3)			$15,854,937
Less: cash and cash equivalents and restricted cash			(3,784,408)
Net debt			$12,070,529
EBITDA Annualized			$3,979,692
Net debt to EBITDA ratio			3.03	x
Adjusted EBITDA Annualized			$3,232,164
Net debt to Adjusted EBITDA ratio			3.73	x

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Represents the write-off of straight-line rent receivable and unamortized lease incentive balances relating to leases placed on cash recognition.
(3) Includes unamortized premiums/discounts, other fair value adjustments and financing lease liabilities of $91,314,000. Excludes operating lease liabilities of $301,046,000 related to ASC 842 adoption.

Financial

(in thousands except share price)
Leverage and Current Capitalization(1)
		% of Total
Book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,854,937	36.75%
Cash and cash equivalents and restricted cash	(3,784,408)	(8.77)%
Net debt to consolidated book capitalization	$12,070,529	27.98%
Total equity(4)	31,064,003	72.02%
Consolidated book capitalization	$43,134,532	100.00%
Joint venture debt, net(5)	822,935
Total book capitalization	$43,957,467

Undepreciated book capitalization
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,854,937	29.69%
Cash and cash equivalents and restricted cash	(3,784,408)	(7.09)%
Net debt to consolidated undepreciated book capitalization	$12,070,529	22.60%
Accumulated depreciation and amortization	10,276,509	19.24%
Total equity(4)	31,064,003	58.16%
Consolidated undepreciated book capitalization	$53,411,041	100.00%
Joint venture debt, net(5)	822,935
Total undepreciated book capitalization	$54,233,976

Enterprise value
Lines of credit and commercial paper(2)	$—	—%
Long-term debt obligations(2)(3)	15,854,937	17.23%
Cash and cash equivalents and restricted cash	(3,784,408)	(4.11)%
Net debt to consolidated enterprise value	$12,070,529	13.12%
Common shares outstanding	618,396
Period end share price	128.03
Common equity market capitalization	$79,173,240	86.08%
Noncontrolling interests(4)	729,722	0.79%
Consolidated enterprise value	$91,973,491	100.00%
Joint venture debt, net(5)	822,935
Total enterprise value	$92,796,426

Secured debt as % of total assets
Secured debt(2)	$2,468,527	4.17%
Gross asset value(6)	$59,230,207

Total debt as % of gross asset value
Total debt(2)(3)	$15,854,937	26.77%
Gross asset value(6)	$59,230,207

Unsecured debt as % of unencumbered assets
Unsecured debt(2)	$13,295,096	25.25%
Unencumbered gross assets(7)	$52,660,448

Notes:
(1) Please see discussion of Supplemental Reporting Measures on page 17.
(2) Amounts include unamortized premiums/discounts and other fair value adjustments as reflected on the balance sheet.
(3) Includes financing lease liabilities of $91,314,000 and excludes operating lease liabilities of $301,046,000 related to ASC 842 adoption.
(4) Includes all noncontrolling interests (redeemable and permanent) as reflected on our balance sheet.
(5) Net of Welltower's share of unconsolidated debt and minority partners' share of Welltower consolidated debt.
(6) Gross asset value equals total assets plus accumulated depreciation as reflected on the balance sheet.
(7) Unencumbered gross assets equals gross asset value for consolidated properties that are not financed with secured debt.

Financial

(dollars in thousands)
Debt Maturities and Scheduled Principal Amortization(1)
Year	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7,8)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	% of Total	Wtd. Avg. Interest Rate (10)
2024	$—	$—	$96,016	$98,880	$(1,172)	$193,724	1.15%	4.83%
2025	—	1,260,000	279,372	498,250	(1,042)	2,036,580	12.09%	3.86%
2026	—	700,000	231,413	47,538	(1,963)	976,988	5.80%	3.99%
2027	—	1,906,945	448,710	74,485	(2,225)	2,427,915	14.41%	4.59%
2028	—	2,521,890	157,797	26,303	(144)	2,705,846	16.06%	3.81%
2029	—	2,085,000	388,642	42,616	(719)	2,515,539	14.93%	3.54%
2030	—	750,000	118,537	33,555	(124)	901,968	5.35%	3.17%
2031	—	1,350,000	44,632	30,902	(133)	1,425,401	8.46%	2.79%
2032	—	1,050,000	57,116	2,802	(135)	1,109,783	6.59%	3.38%
2033	—	—	404,981	6,083	(35,362)	375,702	2.23%	4.86%
Thereafter	—	1,819,900	354,662	9,474	(4,934)	2,179,102	12.93%	4.89%
Totals	$—	$13,443,735	$2,581,878	$870,888	$(47,953)	$16,848,548	100.00%

Weighted Avg. Interest Rate(10)	—	3.87%	4.34%	3.58%	4.67%	3.92%

Weighted Avg. Maturity Years	—	5.7	6.0	1.9	8.2	5.5

% Floating Rate Debt(10)	100.00%	5.17%	9.79%	0.07%	2.24%	5.62%

Debt by Local Currency(1)
	Lines of Credit and Commercial Paper(2)	Senior Unsecured Notes(3,4,5,6,7,8)	Consolidated Secured Debt	Share of Unconsolidated Secured Debt	Noncontrolling Interests' Share of Consolidated Secured Debt	Combined Debt(9)	Investment Hedges(11)
United States	$—	$11,630,000	$2,090,931	$622,928	$(41,203)	$14,302,656	$—
United Kingdom	—	1,406,790	—	—	—	1,406,790	2,225,017
Canada	—	406,945	490,947	247,960	(6,750)	1,139,102	2,145,710
Totals	$—	$13,443,735	$2,581,878	$870,888	$(47,953)	$16,848,548	$4,370,727

Notes:
(1) Represents principal amounts due excluding unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
(2) Our unsecured commercial paper program and our unsecured revolving credit facility had a zero balance as of September 30, 2024. The unsecured revolving credit facility is comprised of a $2,000,000,000 tranche that matures on July 24, 2029 and a $3,000,000,000 tranche that matures on July 24, 2028. The $3,000,000,000 tranche may be extended for two successive terms of six months at our option. Commercial paper borrowings are backstopped by the unsecured revolving credit facility.
(3) 2027 includes a $1,000,000,000 unsecured term loan and a CAD $250,000,000 unsecured term loan (approximately $184,975,000 USD at September 30, 2024). The loans mature on July 19, 2026. The interest rates on the loans are adjusted SOFR + 0.85% for USD and adjusted CORRA + 0.85% for CAD. Both term loans may be extended for two successive terms of six months at our option.
(4) 2027 includes CAD $300,000,000 of 2.95% senior unsecured notes (approximately $221,970,000 USD at September 30, 2024) that matures on January 15, 2027.
(5) 2028 includes $1,035,000,000 of 2.75% exchangeable senior unsecured notes that mature on May 15, 2028 unless earlier exchanged, purchased or redeemed.
(6) 2028 includes £550,000,000 of 4.80% senior unsecured notes (approximately $736,890,000 USD at September 30, 2024). The notes mature on November 20, 2028.
(7) 2029 includes $1,035,000,000 of 3.125% exchangeable senior unsecured notes that mature on July 15, 2029 unless earlier exchanged, purchased or redeemed.
(8) Thereafter includes £500,000,000 of 4.50% senior unsecured notes (approximately $669,900,000 USD at September 30, 2024). The notes mature on December 1, 2034.
(9) Excludes operating lease liabilities of $301,046,000 and finance lease liabilities of $91,314,000 related to ASC 842.
(10) Based on variable interest rates and foreign currency exchange rates in effect as of September 30, 2024. The interest rate on the unsecured revolving credit facility is adjusted SOFR + 0.725%. Commercial paper, senior notes and secured debt average interest rate represents the face value note rate. Includes the impact of notional swaps and caps to convert fixed rate debt to SOFR-based floating rate debt, and SOFR-based floating rate debt and CORRA-based floating rate debt to fixed rate debt.
(11) Represents notional value of foreign currency derivative contracts at end of period spot FX rates. The fair market value of the gains (losses) of these contracts is currently USD $(81,172,000), as represented in other assets (liabilities) on the balance sheet. We supplement our local currency debt with foreign currency derivative contracts to offset the translation and economic exposures related to our international investments. Currently, our foreign currency derivatives are comprised of cross-currency swaps.

Glossary
Age: Current year, less the year built, adjusted for major renovations. Average age is weighted by pro rata NOI.
Cap-ex, Tenant Improvements, Leasing Commissions: Represents amounts incurred for: 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties; 2) second generation tenant improvements; and 3) leasing commissions paid to third party leasing agents to secure new tenants.
Construction Conversion: Represents completed construction projects that were placed into service and began generating NOI.
EBITDAR: Earnings before interest, taxes, depreciation, amortization and rent. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDAR and has not independently verified the information.
EBITDAR Coverage: Represents the ratio of EBITDAR to contractual rent for leases or interest and principal payments for loans. EBITDAR coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
EBITDARM: Earnings before interest, taxes, depreciation, amortization, rent and management fees. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate EBITDARM and has not independently verified the information.
EBITDARM Coverage: Represents the ratio of EBITDARM to contractual rent for leases or interest and principal payments for loans. EBITDARM coverage is a measure of a property’s ability to generate sufficient cash flows for the operator/borrower to pay rent and meet other obligations, assuming that management fees are not paid. The coverage shown excludes properties that are unstabilized, closed or for which data is not available or meaningful.
Health System - Affiliated: Outpatient medical properties are considered affiliated with a health system if one or more of the following conditions are met: 1) the land parcel is contained within the physical boundaries of a hospital campus; 2) the land parcel is located adjacent to the campus; 3) the building is physically connected to the hospital regardless of the land ownership structure; 4) a ground lease is maintained with a health system entity; 5) a master lease is maintained with a health system entity; 6) significant square footage is leased to a health system entity; 7) the property includes an ambulatory surgery center with a hospital partnership interest; or (8) a significant square footage is leased to a physician group that is either employed, directly or indirectly by a health system, or has a significant clinical and financial affiliation with the health system.
Long-Term/Post-Acute Care: Includes all skilled nursing, rehabilitation and long-term/post-acute care facilities where the majority of individuals require 24-hour nursing or medical care. Generally, these properties are licensed for Medicaid and/or Medicare reimbursement and are subject to triple-net operating leases. Most of these facilities focus on higher acuity patients and offer rehabilitation units specializing in cardiac, orthopedic, dialysis, neurological or pulmonary rehabilitation.
MSA:  For the United States and Canada, we use the Metropolitan Statistical Area as defined by the U.S. Census Bureau and the Census Metropolitan Areas as defined by Statistics Canada, respectively. For the United Kingdom, we generally use the Metro Region as defined by EuroStat with Greater London defined as a 55-mile radius around the city’s center.
Occupancy: Outpatient Medical occupancy represents the percentage of total rentable square feet leased and occupied, including month-to-month leases, as of the date reported. Occupancy for all other property types represents average quarterly operating occupancy based on the most recent quarter of available data and excludes properties that are unstabilized, closed or for which data is not available or meaningful. The company uses unaudited, periodic financial information provided solely by tenants/borrowers to calculate occupancy and has not independently verified the information. Occupancy metrics are reflected at our pro rata share.
Outpatient Medical: Outpatient medical buildings include properties offering ambulatory medical services such as primary and secondary care, outpatient surgery, diagnostic procedures and rehabilitation. These properties are typically affiliated with a health system and may be located on a hospital campus. They are specifically designed and constructed for use by health care professionals to provide services to patients. They also include medical office buildings that typically contain sole and group physician practices and may provide laboratory and other specialty services.
Seniors Housing Operating (SHO): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. generally structured to take advantage of the REIT Investment Diversification and Empowerment Act of 2007, as well as Wellness Housing properties.
Seniors Housing Triple-net (SH-NNN): Includes independent, assisted living and dementia care properties in the U.S. and Canada and all care homes in the U.K. subject to triple-net operating leases and loans receivable.
Square Feet: Net rentable square feet calculated utilizing Building Owners and Managers Association measurement standards.
Stable: Generally, a triple-net rental property is considered stable (versus unstabilized or under development) when it has achieved EBITDAR coverage of 1.00x or greater for three consecutive months or, if targeted performance has not been achieved, 12 months following the budgeted stabilization date. Triple-net properties for which income is recognized on a cash basis and for which substantially all contractual rent during the period has not been collected are excluded from the stable portfolio. A Seniors Housing Operating facility is considered stable upon the earliest of 90% occupancy, NOI at or above the underwritten target or 12 months past the underwritten stabilization date. Excludes assets held for sale and assets disposed of during the current quarter.
Unstabilized: An acquisition that does not meet the stable criteria upon closing or a construction property that has opened but not yet reached stabilization.

Supplemental Reporting Measures

We believe that revenues and net income, as defined by U.S. generally accepted accounting principles ("U.S. GAAP"), are the most appropriate earnings measurements. However, we consider EBITDA, Adjusted EBITDA, RevPOR, ExpPOR, SS RevPOR, SS ExpPOR, NOI, In-Place NOI ("IPNOI") and Same Store NOI ("SSNOI") to be useful supplemental measures of our operating performance. Excluding EBITDA and Adjusted EBITDA, these supplemental measures are disclosed on our pro rata ownership basis. Pro rata amounts are derived by reducing consolidated amounts for minority partners’ noncontrolling ownership interests and adding our minority ownership share of unconsolidated amounts. We do not control unconsolidated investments. While we consider pro rata disclosures useful, they may not accurately depict the legal and economic implications of our joint venture arrangements and should be used with caution.
We define NOI as total revenues, including tenant reimbursements, less property operating expenses. Property operating expenses represent costs associated with managing, maintaining and servicing tenants for our properties. These expenses include, but are not limited to, property-related payroll and benefits, property management fees paid to managers, marketing, housekeeping, food service, maintenance, utilities, property taxes and insurance. General and administrative expenses represent general overhead costs that are unrelated to property operations and are unallocable to the properties. These expenses include, but are not limited to, payroll and benefits related to corporate employees, professional services, office expenses and depreciation of corporate fixed assets. IPNOI represents NOI excluding interest income, other income and non-IPNOI and adjusted for timing of current quarter portfolio changes such as acquisitions, development conversions, segment transitions, dispositions and investments held for sale. SSNOI is used to evaluate the operating performance of our properties using a consistent population which controls for changes in the composition of our portfolio. As used herein, same store is generally defined as those revenue-generating properties in the portfolio for the relevant year-over-year reporting periods. Acquisitions and development conversions are included in the same store amounts five full quarters after acquisition or being placed into service. Land parcels, loans and sub-leases, as well as any properties sold or classified as held for sale during the period, are excluded from the same store amounts. Redeveloped properties (including major refurbishments of a Seniors Housing Operating property where 20% or more of units are simultaneously taken out of commission for 30 days or more or Outpatient Medical properties undergoing a change in intended use) are excluded from the same store amounts until five full quarters post completion of the redevelopment. Properties undergoing operator transitions and/or segment transitions are also excluded from the same store amounts until five full quarters post completion of the operator transition or segment transition. In addition, properties significantly impacted by force majeure, acts of God or other extraordinary adverse events are excluded from same store amounts until five full quarters after the properties are placed back into service. SSNOI excludes non-cash NOI and includes adjustments to present consistent property ownership percentages and to translate Canadian properties and UK properties using a consistent exchange rate. Normalizers include adjustments that in management’s opinion are appropriate in considering SSNOI, a supplemental, non-GAAP performance measure. None of these adjustments, which may increase or decrease SSNOI, are reflected in our financial statements prepared in accordance with U.S. GAAP. Significant normalizers (defined as any that individually exceed 0.50% of SSNOI growth per property type) are separately disclosed and explained. We believe NOI, IPNOI and SSNOI provide investors relevant and useful information because they measure the operating performance of our properties at the property level on an unleveraged basis. We use NOI, IPNOI and SSNOI to make decisions about resource allocations and to assess the property level performance of our properties.
RevPOR represents the average revenues generated per occupied room per month and ExpPOR represents the average expenses per occupied room at our Seniors Housing Operating properties. These metrics are calculated as our pro rata share of total resident fees and services revenues or property operating expenses from the income statement divided by average monthly occupied room days. SS RevPOR and SS ExpPOR are used to evaluate the RevPOR and ExpPOR performance of our properties under a consistent population which eliminates changes in the composition of our portfolio. They are based on the same pool of properties used for SSNOI and includes any revenue or expense normalizations used for SSNOI. We use RevPOR, ExpPOR, SS RevPOR and SS ExpPOR to evaluate the revenue-generating capacity and profit potential of our Seniors Housing Operating portfolio independent of fluctuating occupancy rates. They are also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our Seniors Housing Operating portfolio.
We measure our credit strength both in terms of leverage ratios and coverage ratios. The leverage ratios indicate how much of our balance sheet capitalization is related to long-term debt, net of cash and restricted cash. We expect to maintain capitalization ratios and coverage ratios sufficient to maintain a capital structure consistent with our current profile. The ratios are based on EBITDA and Adjusted EBITDA. EBITDA is defined as earnings (net income per income statement) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding unconsolidated entities and including adjustments for stock-based compensation expense, provision for loan losses, gains/losses on extinguishment of debt, gains/losses on disposition of properties and acquisitions of controlling interests, impairment of assets, gains/losses on derivatives and financial instruments, other expenses, other impairment charges and other adjustments deemed appropriate in management's opinion. We believe that EBITDA and Adjusted EBITDA, along with net income, are important supplemental measures because they provide additional information to assess and evaluate the performance of our operations. We primarily use these measures to determine our interest coverage ratio, which represents EBITDA and Adjusted EBITDA divided by total interest, and our fixed charge coverage ratio, which represents EBITDA and Adjusted EBITDA divided by fixed charges. Fixed charges include total interest and secured debt principal amortization. Our leverage ratios include net debt to Adjusted EBITDA, book capitalization, undepreciated book capitalization and consolidated enterprise value. Book capitalization represents the sum of net debt (defined as total long-term debt, excluding operating lease liabilities, less cash and cash equivalents and restricted cash), total equity and redeemable noncontrolling interests. Undepreciated book capitalization represents book capitalization adjusted for accumulated depreciation and amortization. Consolidated enterprise value represents book capitalization adjusted for the fair market value of our common stock. Our leverage ratios are defined as the proportion of net debt to total capitalization.
Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management. None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Multi-period amounts may not equal the sum of the individual quarterly amounts due to rounding.

Supplemental Reporting Measures

(dollars in thousands)
Non-GAAP Reconciliations

NOI Reconciliation	3Q23	4Q23	1Q24	2Q24	3Q24
Net income (loss)	$134,722	$88,440	$131,634	$260,670	$456,800
Loss (gain) on real estate dispositions and acquisitions of controlling interests, net	(71,102)	1,783	(4,707)	(166,443)	(272,266)
Loss (income) from unconsolidated entities	4,031	2,008	7,783	(4,896)	4,038
Income tax expense (benefit)	4,584	(4,768)	6,191	1,101	(4,706)
Other expenses	38,220	36,307	14,131	48,684	20,239
Impairment of assets	7,388	14,994	43,331	2,394	23,421
Provision for loan losses, net	4,059	2,517	1,014	5,163	4,193
Loss (gain) on extinguishment of debt, net	1	—	6	1,705	419
Loss (gain) on derivatives and financial instruments, net	2,885	(7,215)	(3,054)	(5,825)	(9,906)
General and administrative expenses	46,106	44,327	53,318	55,565	77,901
Depreciation and amortization	339,314	380,730	365,863	382,045	403,779
Interest expense	156,532	154,574	147,318	133,424	139,050
Consolidated net operating income	666,740	713,697	762,828	713,587	842,962
NOI attributable to unconsolidated investments(1)	29,488	30,785	32,090	32,720	32,043
NOI attributable to noncontrolling interests(2)	(22,838)	(22,402)	(22,796)	(17,296)	(17,332)
Pro rata net operating income (NOI)(3)	$673,390	$722,080	$772,122	$729,011	$857,673

In-Place NOI Reconciliation
At Welltower pro rata ownership	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Corporate	Total
Revenues	$1,572,923	$152,078	$209,602	$125,817	$43,653	$2,104,073
Property operating expenses	(1,167,375)	(6,103)	(64,795)	(3,436)	(4,691)	(1,246,400)
NOI(3)	405,548	145,975	144,807	122,381	38,962	857,673
Adjust:
Interest income	(15,966)	(35,542)	(852)	(20,382)	—	(72,742)
Other income	(2,311)	77	164	(201)	(38,946)	(41,217)
Sold / held for sale(4)	(2,785)	(4,876)	89	(2,195)	—	(9,767)
Non operational(5)	10,609	—	(174)	(320)	—	10,115
Non In-Place NOI(6)	(5,386)	(21,103)	(8,240)	(16,249)	(16)	(50,994)
Timing adjustments(7)	13,529	379	—	—	—	13,908
Total adjustments	(2,310)	(61,065)	(9,013)	(39,347)	(38,962)	(150,697)
In-Place NOI	403,238	84,910	135,794	83,034	—	706,976
Annualized In-Place NOI	$1,612,952	$339,640	$543,176	$332,136	$—	$2,827,904

Same Store Property Reconciliation
	Seniors Housing Operating	Seniors Housing Triple-net	Outpatient Medical	Long-Term /Post-Acute Care	Total
Total properties	1,084	312	447	294	2,137
Recent acquisitions/ development conversions(8)	(114)	(4)	(12)	(88)	(218)
Under development	(31)	—	(11)	—	(42)
Under redevelopment(9)	(2)	—	—	(4)	(6)
Current held for sale	(23)	—	—	(10)	(33)
Land parcels, loans and sub-leases(4)	(15)	(19)	(9)	—	(43)
Transitions(10)	(271)	(17)	—	(2)	(290)
Other(11)	(8)	—	(3)	(4)	(15)
Same store properties	620	272	412	186	1,490
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents Welltower's pro rata share of NOI. See page 12 for more information.
(4) Includes 15 Seniors Housing Triple-net properties accounted for as sales-type leases expected to be sold to tenants.
(5) Primarily includes development properties and land parcels.
(6) Primarily represents non-cash NOI.
(7) Represents timing adjustments for current quarter acquisitions, construction conversions and segment or operator transitions.
(8) Acquisitions and development conversions will enter the same store pool five full quarters after acquisition or certificate of occupancy.
(9) Redevelopment properties will enter the same store pool after five full quarters of operations post redevelopment completion.
(10) Transitioned properties will enter the same store pool after five full quarters of operations with the new operator in place or under the new structure.
(11) Represents properties that are either closed or being closed.

Supplemental Reporting Measures

(dollars in thousands at Welltower pro rata ownership)

Same Store NOI Reconciliation	3Q23	4Q23	1Q24	2Q24	3Q24	Y/o/Y
Seniors Housing Operating
NOI	$288,290	$305,589	$351,836	$387,500	$405,548
Non-cash NOI on same store properties	(1,073)	(995)	(647)	(1,177)	(840)
NOI attributable to non-same store properties	(58,152)	(71,438)	(91,639)	(115,228)	(125,424)
Currency and ownership adjustments(1)	531	1,068	(16)	(285)	(1,372)
Normalizing adjustment for government grants(2)	(3,490)	(26)	(198)	(72)	(185)
Other normalizing adjustments(3)	608	1,781	972	4,857	1,122
SSNOI	226,714	235,979	260,308	275,595	278,849	23.0%

Seniors Housing Triple-net
NOI	137,547	146,027	139,841	58,508	145,975
Non-cash NOI on same store properties	(9,253)	(11,923)	(8,872)	(8,360)	(7,015)
NOI attributable to non-same store properties	(55,570)	(60,658)	(56,123)	26,505	(61,552)
Currency and ownership adjustments(1)	(312)	36	(346)	(241)	(817)
SSNOI	72,412	73,482	74,500	76,412	76,591	5.8%

Outpatient Medical
NOI	131,305	137,762	138,687	138,912	144,807
Non-cash NOI on same store properties	(5,131)	(5,686)	(3,418)	(4,080)	(7,010)
NOI attributable to non-same store properties	(3,194)	(4,766)	(8,861)	(9,269)	(10,224)
Currency and ownership adjustments(1)	833	66	45	37	(89)
Other normalizing adjustments(3)	1,255	(757)	(100)	734	282
SSNOI	125,068	126,619	126,353	126,334	127,766	2.2%

Long-Term/Post-Acute Care
NOI	86,426	108,638	116,665	116,931	122,381
Non-cash NOI on same store properties	(11,256)	(11,195)	(10,189)	(10,220)	(9,970)
NOI attributable to non-same store properties	(18,768)	(41,108)	(48,861)	(49,252)	(54,494)
Currency and ownership adjustments(1)	(25)	—	(16)	9	5
Other normalizing adjustments(3)	(122)	—	—	111	—
SSNOI	56,255	56,335	57,599	57,579	57,922	3.0%

Corporate
NOI	29,822	24,064	25,093	27,160	38,962
NOI attributable to non-same store properties	(29,822)	(24,064)	(25,093)	(27,160)	(38,962)
SSNOI	—	—	—	—	—

Total
NOI	673,390	722,080	772,122	729,011	857,673
Non-cash NOI on same store properties	(26,713)	(29,799)	(23,126)	(23,837)	(24,835)
NOI attributable to non-same store properties	(165,506)	(202,034)	(230,577)	(174,404)	(290,656)
Currency and ownership adjustments(1)	1,027	1,170	(333)	(480)	(2,273)
Normalizing adjustments, net	(1,749)	998	674	5,630	1,219
SSNOI	$480,449	$492,415	$518,760	$535,920	$541,128	12.6%

Notes:
(1) Includes adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(2) Represents normalizing adjustment for amounts recognized related to Health and Human Services Provide Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(3) Represents aggregate normalizing adjustments which are individually less than 0.50% of SSNOI growth per property type.

Supplemental Reporting Measures

(dollars in thousands, except RevPOR, SS RevPOR and SSNOI/unit)

SHO RevPOR Reconciliation	United States	United Kingdom	Canada	Total
Consolidated SHO revenues	$1,271,302	$126,292	$132,756	$1,530,350
Unconsolidated SHO revenues attributable to Welltower(1)	32,656	3,862	27,976	64,494
SHO revenues attributable to noncontrolling interests(2)	(19,230)	(338)	(2,353)	(21,921)
Pro rata SHO revenues(3)	1,284,728	129,816	158,379	1,572,923
SHO interest and other income	(8,015)	(374)	(587)	(8,976)
SHO revenues attributable to sold and held for sale properties	(950)	—	(11,451)	(12,401)
Currency and ownership adjustments(4)	(14,640)	—	(1,519)	(16,159)
SHO local revenues	1,261,123	129,442	144,822	1,535,387
Average occupied units/month	70,424	4,147	16,710	91,281
RevPOR/month in USD	$5,921	$10,320	$2,865	$5,561
RevPOR/month in local currency(4)		£8,600	$3,925

Reconciliations of SHO SS RevPOR Growth, SSNOI Growth and SSNOI/Unit

	United States		United Kingdom		Canada		Total
	3Q23	3Q24	3Q23	3Q24	3Q23	3Q24	3Q23	3Q24
SHO SS RevPOR Growth
Consolidated SHO revenues	$970,588	$1,271,302	$112,267	$126,292	$121,044	$132,756	$1,203,899	$1,530,350
Unconsolidated SHO revenues attributable to WELL(1)	30,953	32,656	2,990	3,862	25,607	27,976	59,550	64,494
SHO revenues attributable to noncontrolling interests(2)	(17,171)	(19,230)	(265)	(338)	(24,260)	(2,353)	(41,696)	(21,921)
SHO pro rata revenues(3)	984,370	1,284,728	114,992	129,816	122,391	158,379	1,221,753	1,572,923
Non-cash and non-RevPOR revenues on same store properties	(2,128)	(1,847)	—	(307)	(263)	(405)	(2,391)	(2,559)
Revenues attributable to non-same store properties	(178,815)	(408,597)	(852)	(73)	(74,660)	(104,983)	(254,327)	(513,653)
Currency and ownership adjustments(4)	182	—	(1,906)	(5,517)	2,150	154	426	(5,363)
SHO SS RevPOR revenues(5)	$803,609	$874,284	$112,234	$123,919	$49,618	$53,145	$965,461	$1,051,348
Avg. occupied units/month(6)	42,998	44,676	3,907	4,147	6,693	6,839	53,598	55,662
SHO SS RevPOR(7)	$6,179	$6,470	$9,497	$9,879	$2,451	$2,569	$5,955	$6,245
SS RevPOR YOY growth		4.7%		4.0%		4.8%		4.9%

SHO SSNOI Growth
Consolidated SHO NOI	$226,086	$315,200	$21,443	$33,216	$37,380	$46,047	$284,909	$394,463
Unconsolidated SHO NOI attributable to WELL(1)	8,459	11,051	900	688	9,679	10,970	19,038	22,709
SHO NOI attributable to noncontrolling interests(2)	(8,565)	(10,147)	(268)	(338)	(6,824)	(1,139)	(15,657)	(11,624)
SHO pro rata NOI(3)	225,980	316,104	22,075	33,566	40,235	55,878	288,290	405,548
Non-cash NOI on same store properties	(1,070)	(841)	(3)	1	—	—	(1,073)	(840)
NOI attributable to non-same store properties	(36,154)	(92,115)	(852)	52	(21,146)	(33,361)	(58,152)	(125,424)
Currency and ownership adjustments(4)	16	—	(333)	(1,435)	848	63	531	(1,372)
Normalizing adjustment for government grants(8)	(3,490)	(185)	—	—	—	—	(3,490)	(185)
Other normalizing adjustments(9)	608	1,201	—	—	—	(79)	608	1,122
SHO pro rata SSNOI(5)	$185,890	$224,164	$20,887	$32,184	$19,937	$22,501	$226,714	$278,849
SHO SSNOI growth		20.6%		54.1%		12.9%		23.0%

SHO SSNOI/Unit
Trailing four quarters' SSNOI(5)		$848,235		$116,734		$85,762		$1,050,731
Average units in service(10)		51,864		5,114		7,783		64,761
SSNOI/unit in USD		$16,355		$22,826		$11,019		$16,225
SSNOI/unit in local currency(4)				£19,022		$15,095
Notes:
(1) Represents Welltower's interests in joint ventures where Welltower is the minority partner.
(2) Represents minority partners' interests in joint ventures where Welltower is the majority partner.
(3) Represents SHO revenues/NOI at Welltower pro rata ownership. See page 12 for more information.
(4) Includes where appropriate adjustments to reflect consistent property ownership percentages, to translate Canadian properties at a USD/CAD rate of 1.36 and to translate UK properties at a GBP/USD rate of 1.25.
(5) Represents SS SHO RevPOR revenues/SSNOI at Welltower pro rata ownership. See page 19 for more information.
(6) Represents average occupied units for SS properties related solely to referenced country on a pro rata basis.
(7) Represents pro rata SS average revenues generated per occupied room per month.
(8) Represents normalizing adjustment for amounts recognized related to Health and Human Services Provide Relief Fund in the United States and similar programs in the United Kingdom and Canada.
(9) Represents aggregate normalizing adjustments which are individually less than .50% of SSNOI
(10) Represents average units in service for SS properties related solely to referenced country on a pro rata basis.

Forward-Looking Statement and Risk Factors
Forward-Looking Statements and Risk Factors
This document contains "forward-looking statements"as defined in the Private Securities Litigation Reform Act of 1995. When Welltower uses words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "pro forma," "estimate" or similar expressions that do not relate solely to historical matters, Welltower is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower’s actual results to differ materially from Welltower's expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators'/tenants' difficulty in cost effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; Welltower's ability to transition or sell properties with profitable results; the failure to make new investments or acquisitions as and when anticipated; natural disasters, health emergencies (such as the COVID-19 pandemic) and other acts of God affecting Welltower's properties; Welltower's ability to re-lease space at similar rates as vacancies occur; Welltower's ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future investments or acquisitions; environmental laws affecting Welltower’s properties; changes in rules or practices governing Welltower's financial reporting; the movement of U.S. and foreign currency exchange rates; Welltower's ability to maintain its qualification as a REIT; key management personnel recruitment and retention; and other risks described in Welltower's reports filed from time to time with the SEC. Welltower undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.
Additional Information
The information in this supplemental information package should be read in conjunction with our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, our earnings press release dated October 28, 2024 and other information filed with, or furnished to, the SEC. The Supplemental Reporting Measures and reconciliations of Non-GAAP measures are an integral part of the information presented herein.
You can access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act at www.welltower.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. You can also review these SEC filings and other information by accessing the SEC's website at http://www.sec.gov. We routinely post important information on our website at www.welltower.com in the “Investors” section, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website under the heading "Investors." Accordingly, investors should monitor such portion of our website in addition to following our press releases, public conference calls and filings with the SEC. The information on or connected to our website is not, and shall not be deemed to be, a part of, or incorporated into this supplemental information package.
About Welltower
Welltower Inc. (NYSE:WELL), a REIT and S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. Welltower invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate and infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.

welltower

4500 Dorr Street
Toledo, Ohio 43615-4040
www.welltower.com

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